Exhibit 99.1

Scholar Rock Reports First Quarter 2021 Financial Results and Highlights Business Progress

- Apitegromab shows transformative potential in spinal muscular atrophy (SMA) with 74% of patients with non-ambulatory Type 2 and 3 SMA in the TOPAZ Phase 2 trial attaining a clinical improvement in HFMSE at 12 months

- Mean increase from baseline in HFMSE of 6.2 points (across both evaluated doses) observed in younger non-ambulatory patients; up to 20-point increases in HFMSE observed with 35% of patients demonstrating a >10-point increase

- Anticipate initiating apitegromab Phase 3 trial by year-end 2021 in patients with non-ambulatory Type 2 and 3 SMA, representing approximately 2/3 of SMA patient population

- Dose escalation continues to progress in DRAGON Phase 1 trial evaluating SRK-181 in combination with anti-PD-(L)1 therapy; initial data anticipated by year-end 2021

CAMBRIDGE, Mass.--(BUSINESS WIRE)--May 13, 2021--Scholar Rock (NASDAQ: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today reported financial results for the first quarter ended March 31, 2021 and highlighted recent progress and upcoming milestones for its pipeline programs.

Company Updates and Upcoming Milestones

Apitegromab is a selective inhibitor of myostatin activation being developed as the potential first muscle-directed therapy for the treatment of spinal muscular atrophy (SMA).

  TOPAZ 12-Month Data Show Transformative Potential in SMA of Apitegromab as Add-on to SMN Upregulator Therapy. In April 2021, positive top-line data were announced from the TOPAZ Phase 2 trial (NCT03921528) in patients with Type 2 and Type 3 SMA. Both younger and older non-ambulatory patients treated with apitegromab and background SMN upregulator therapy over the 12-month period attained meaningful motor function improvements with 74% (23/31) of patients demonstrating a clinical improvement of ≥1-point increase in Hammersmith Functional Motor Scale Expanded (HFMSE).

    In the younger non-ambulatory TOPAZ cohort (ages 2-6 years), treatment with apitegromab led to a mean increase from baseline in HFMSE of +6.2 points across both evaluated doses; a mean increase of +7.1 points for the 20 mg/kg dose and +5.3 points with the 2 mg/kg dose.

    Increase in HFMSE from baseline across both apitegromab doses:

    − 82% (14/17) of patients attained a >1-point increase
    − 59% (10/17) of patients attained a >3-point increase
    − 59% (10/17) of patients attained a >5-point increase
    − 35% (6/17) of patients attained a >10-point increase

    In the older non-ambulatory TOPAZ cohort (age 8-19 years), treatment with apitegromab 20 mg/kg led to a mean increase from baseline in HFMSE of +0.6 points by the primary intent-to-treat analysis and +1.2 points by the prespecified per protocol analysis.

    Increase in HFMSE from baseline for this patient population:

    − 64% (9/14) of patients attained a >1-point increase
    − 29% (4/14) of patients attained a >3-point increase

Patients enrolled in TOPAZ were receiving chronic maintenance doses of nusinersen; both the younger and older non-ambulatory cohorts had received more than five mean maintenance doses of nusinersen (approximately two years of treatment) at baseline. Clinical data from the CHERISH and SHINE studies of nusinersen offer background insights into this patient population.1 These studies observed that nusinersen-treated patients primarily experience stabilization or only slight increases in HFMSE scores beyond the initial 15-month treatment period.2 In addition, even in the initial 15-month treatment period, older patients (age 5-12) on average experience declines in HFMSE and rarely attain a >3-point increase in HFMSE in a 12-month timeframe.3

The five most frequently reported treatment-emergent adverse events included headache, pyrexia, upper respiratory tract infection, cough, and nasopharyngitis. All 57 patients who completed the 12-month treatment period elected to opt into the extension period.

  Phase 3 Registrational Trial Evaluating Apitegromab in Patients with Non-Ambulatory Type 2 and 3 Patients Anticipated to Initiate by Year-End 2021. TOPAZ Phase 2 top-line efficacy and safety results support the continued evaluation of apitegromab in a Phase 3 trial. Subject to feedback from regulatory agencies, Scholar Rock intends to conduct a Phase 3 trial to evaluate apitegromab with background SMN upregulator therapy in non-ambulatory Type 2 and Type 3 SMA, the patient population where apitegromab demonstrated the largest increases in motor function (HFMSE scores) in TOPAZ. Patients with non-ambulatory Type 2 and Type 3 SMA represent approximately two-thirds of the overall prevalent SMA patient population.
  Additional Data and Analyses from the TOPAZ Trial to be Presented at Upcoming Medical Congresses. Scholar Rock is conducting additional data analyses, including exploratory analyses using patient-level data, evaluating additional outcome measures, and reviewing additional safety data from the TOPAZ Phase 2 trial. The Company plans to present the TOPAZ top-line results as well as findings from these analyses at upcoming medical congresses.
  Apitegromab Granted Priority Medicines (PRIME) Designation by the European Medicines Agency (EMA). In March 2021, the EMA granted PRIME designation to apitegromab, recognizing its potential to address unmet medical needs of patients with SMA. With the PRIME designation, Scholar Rock has greater access and enhanced dialogue with the regulatory agency to optimize development plans and evaluations.
  Two U.S. Patents Issued Adding Further Protection for Inhibitors of Myostatin Activation and Related Methods, Including Apitegromab. In March 2021, the United States Patent Office (USPTO) issued U.S. Patent No. 10,946,036 with an expiry of June 2037, protecting both add-on and combination therapy with a myostatin inhibitor and a neuronal corrector therapy (such as SMN upregulator therapy) for the treatment of SMA. In April 2021, the USPTO issued U.S. Patent No. 10,981,981 with an expiry of May 2034, broadly covering methods for making inhibitors of myostatin (GDF8) activation based on Scholar Rock’s proprietary platform approach of targeting the precursor forms of growth factors.
  Additional Potential Indications Identified for Apitegromab. Scholar Rock has identified multiple diseases for which the selective inhibition of the activation of myostatin may offer therapeutic benefit, including additional patient populations in SMA (such as Type 1 SMA and ambulatory Type 3 SMA) and potential indications outside of SMA, such as Becker Muscular Dystrophy (BMD).

SRK-181 is a selective inhibitor of latent TGFβ1 activation being developed with the aim of overcoming resistance to and increasing the number of patients who may benefit from checkpoint inhibitor therapy.

  Published Preclinical Development Data for SRK-181 in International Journal of Toxicology. In March 2021, Scholar Rock announced the publication of “Nonclinical Development of SRK-181: An Anti-latent TGFβ1 Monoclonal Antibody for the Treatment of Locally Advanced or Metastatic Solid Tumors,” in the peer-reviewed International Journal of Toxicology. This publication provided a comprehensive preclinical assessment of the pharmacology, pharmacokinetics, and safety of SRK-181, which provided support for the dose selection strategy for the ongoing DRAGON Phase 1 trial.
  Initial Clinical Response and Safety Data from Part A of the DRAGON Phase 1 Trial Anticipated by Year-End 2021. SRK-181 is being evaluated in the two-part DRAGON trial (NCT04291079) in patients with locally advanced or metastatic solid tumors exhibiting primary resistance to anti-PD-(L)1 therapy. Dose escalation continues to progress in Part A of the trial, which evaluates the safety and pharmacokinetics of SRK-181, and the Company expects to advance to the Part B dose expansion portion of the trial in mid-2021. Part B will consist of multiple cohorts, including urothelial carcinoma, cutaneous melanoma, non-small cell lung cancer, and other solid tumors. Each cohort will enroll up to 40 patients who have demonstrated primary resistance to anti-PD-(L)1 therapy and will be treated with SRK-181 in combination with an approved anti-PD-(L)1 therapy.

“2021 is off to a great start as we are delighted with the positive 12-month top-line data from our TOPAZ study, which shows the transformative potential of apitegromab in SMA,” said Tony Kingsley, President and CEO of Scholar Rock. “Based on these exciting results and the potential to bring apitegromab to the SMA community, we will be working with urgency on behalf of patients to initiate our Phase 3 registrational trial in patients with non-ambulatory Type 2 and 3 SMA by the end of the year.”

First Quarter 2021 Financial Results

For the quarter ended March 31, 2021, net loss was $27.7 million or $0.76 per share compared to a net loss of $17.1 million or $0.58 per share for the quarter ended March 31, 2020.

  Revenue was $4.7 million for the quarter ended March 31, 2021 compared to $5.0 million for the quarter ended March 31, 2020 and was related to the Gilead fibrosis-focused collaboration (the “Gilead Collaboration Agreement”) that was executed in December 2018.
  Research and development expense was $22.5 million for the quarter ended March 31, 2021 compared to $16.9 million for the quarter ended March 31, 2020. The increase year-over-year primarily reflects manufacturing costs associated with apitegromab and higher personnel and facility-related costs, partially offset by lower manufacturing costs associated with SRK-181.
  General and administrative expense was $9.4 million for the quarter ended March 31, 2021 compared to $5.8 million for the quarter ended March 31, 2020. The increase year-over-year was primarily attributed to higher personnel and facility-related costs.

“We are focused on advancing our portfolio of clinical and preclinical programs with several near-term milestones, including the initiation of a Phase 3 trial evaluating apitegromab in SMA, completion of dose escalation in Part A and initiation of the Part B dose expansion portion of the DRAGON Phase 1 trial of SRK-181 in patients with solid tumors,” said Ted Myles, CFO and Head of Business Operations of Scholar Rock. “We are well positioned to continue to execute on our plans as we ended the first quarter with approximately $315 million in cash, which can fund operations into 2023.”

1This information from third-party studies is provided for background purposes only and is not intended to convey or imply a comparison to the TOPAZ clinical trial results.
2 Source: “Longer-term treatment with nusinersen: results in later-onset spinal muscular atrophy from the SHINE study” P.257, World Muscle Society Congress 2020
3 Source: Mercuri E, et.al. Nusinersen versus sham control in later-onset spinal muscular atrophy. N Engl J Med. 2018;378:625-635.

About Scholar Rock

Scholar Rockis a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, and fibrosis. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platformfor the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and timing of its clinical trials for apitegromab, SRK-181, and other product candidates and indication selection and development timing, its cash runway, the ability of any product candidate to perform in humans in a manner consistent with earlier nonclinical, preclinical or clinical trial data, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include preclinical and clinical data, including the 12-month top-line results from the Phase 2 trial of apitegromab, are not predictive of, are inconsistent with, or more favorable than, data generated from future clinical trials of the same product candidate, including the planned Phase 3 trial of apitegromab in SMA, Scholar Rock’s ability to provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline, the data generated from Scholar Rock’s nonclinical and preclinical studies and clinical trials, information provided or decisions made by regulatory authorities, competition from third parties that are developing products for similar uses, Scholar Rock’s ability to obtain, maintain and protect its intellectual property, the success of Scholar Rock’s current and potential future collaborations, including its collaboration with Gilead, Scholar Rock’s dependence on third parties for development and manufacture of product candidates including to supply any clinical trials, Scholar Rock’s ability to manage expenses and to obtain additional funding when needed to support its business activities and establish and maintain strategic business alliances and new business initiatives, and the impacts of public health pandemics such as COVID-19 on business operations and expectations, as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock Holding Corporation
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31
	2021	2020

Revenue	$4,708	$5,030

Operating expenses
Research and development	22,549	16,902
General and administrative	9,366	5,822
Total operating expenses	31,915	22,724
Loss from operations	(27,207)	(17,694)
Other income (expense), net	(464)	624
Net loss	$(27,671)	$(17,070)

Net loss per share, basic and diluted	$(0.76)	$(0.58)

Weighted average common shares outstanding, basic and diluted	36,380,438	29,527,349

Scholar Rock Holding Corporation
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2021	December 31, 2020
Assets
Cash, cash equivalents and marketable securities	$314,689	$341,031
Other current assets	3,803	3,373
Total current assets	318,492	344,404
Other assets	42,094	43,901
Total assets	$360,586	$388,305

Liabilities and Stockholders' Equity
Current liabilities	$69,955	$42,564
Long-term liabilities	50,091	84,971
Total liabilities	120,046	127,535
Total stockholders' equity	240,540	260,770
Total liabilities and stockholders' equity	$360,586	$388,305

Contacts

Investors
Catherine Hu
chu@scholarrock.com

Media
Ariane Lovell
Finn Partners
ariane.lovell@finnpartners.com
917-565-2204